EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2000 relating to the financial statements, which appears in the Annual Report of Priority Healthcare Corporation on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orlando, Florida
March 12, 2001